UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2015

 TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)
312-222-9100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 27, 2015, Tribune Publishing Company (the “Company”) held its 2015 Annual Meeting of Stockholders in Los Angeles, California. The Company’s stockholders voted on the following matters with the following results:

1.	The election of six directors nominated by the Company’s Board of Directors.

Director	For	Withheld	Broker Non-Votes
David E. Dibble	19,385,973	50,790	3,619,390
Philip G. Franklin	18,586,312	850,451	3,619,390
John H. Griffin, Jr.	19,383,413	53,350	3,619,390
Eddy W. Hartenstein	19,342,836	93,927	3,619,390
Renetta McCann	17,729,181	1,707,582	3,619,390
Ellen Taus	19,382,939	53,824	3,619,390

2.	The approval of an advisory resolution approving the compensation of the Company’s named executive officers for 2014.

For	Against	Abstain	Broker Non-Votes
19,346,238	89,579	946	3,619,390

3.	An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
17,920,132	448	1,515,748	435	3,619,390

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2015.

For	Against	Abstain
23,053,634	2,420	99

On May 27, 2015, the Board of Directors of the Company determined that it will include annually in the proxy materials a stockholder vote on the compensation of the Company’s named executive officers until the next required stockholder vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 29, 2015	By: /s/ Julie K. Xanders
Name:    Julie K. Xanders
Title:    Executive Vice President and General Counsel